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                                                                     EXHIBIT 5.1


                        [BURNS & LEVINSON LLP LETTERHEAD]

                               January 21, 2000

View Tech, Inc.
3760 Calle Tecate, Suite A
Camarillo, CA  93102-5041

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the proceedings for the authorization and issuance by View Tech, Inc. (the "Company") of up to 30,331,950 shares (the "Shares") of the Company's common stock, $.0001 par value per share (the "Common Stock"), and the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission ("SEC") with respect to the Shares.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. Based upon the foregoing, we are of the opinion that upon the happening of the following events:

         (a) The filing with the SEC and effectiveness of the Registration Statement and any amendments thereto;
         (b) The filing with the Delaware Secretary of State and effectiveness of the Amended and Restated Certificate of Incorporation, attached to the Registration Statement as Appendix D;
         (c) due execution by the Company and registration by its registrar of the Shares;
         (d) the offering and issuance of the Shares as contemplated by the Registration Statement; and
         (e) receipt by the Company of the consideration required for the Shares contemplated by the Registration Statement,

the Shares will be duly authorized, validly, issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Burns & Levinson LLP
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